Exhibit 3(b)

AMERICAN ELECTRIC POWER COMPANY, INC.
(Formerly American Gas & Electric Company)

BY-LAWS

As Amended December 12, 2007

 As of  12/12/07

AMERICAN ELECTRIC POWER COMPANY, INC.
(Formerly American Gas and Electric Company)

BY-LAWS

Section 1.  The annual meeting of the stockholders of the Company shall be held on the fourth Wednesday of April in each year, or on such other date as determined by the Board of Directors, at an hour and place within or without the State of New York designated by the Board of Directors.  (As amended January 28, 1998.)

Section 2.  Special meetings of the stockholders of the Company may be held upon call of the Board of Directors or of the Executive Committee, or of stockholders holding one-fourth of the capital stock, at such time and at such place within or without the State of New York as may be stated in the call and notice.  (As amended July 26, 1989.)

Section 3.  Notice of time and place of every meeting of stockholders shall be mailed at least ten days previous thereto to each stockholder of record who shall have furnished a written address to the Secretary of the Company for the purpose.  Such further notice shall be given as may be required by law.  But meetings may be held without notice if all stockholders are present, or if notice is waived by those not present.

Section 4.  Except as otherwise provided by law, the holders of a majority of the outstanding capital stock of the Company entitled to vote at any meeting of the stockholders of the Company must be present in person or by proxy at such meeting of the stockholders of the Company to constitute a quorum.  If, however, such majority shall not be represented at any meeting of the stockholders of the Company regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn such meeting to another time without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented.  (As amended May 20, 1952.)

Section 5.  As soon as may be after their election in each year, the Board of Directors or the Executive Committee shall appoint three inspectors of stockholders' votes and elections to serve until the final adjournment of the next annual stockholders' meeting.  If they fail to make such appointment, or if their appointees, or any of them, fail to appear at any meeting of stockholders, the Chairman of the meeting may appoint inspectors, or an inspector, to act at that meeting.

Section 6.  Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or, if neither the Chairman of the Board nor the President is present, by a Vice President, and in his absence, by a Chairman to be elected at the meeting.  The Secretary of the Company shall act as Secretary of such meetings, if present.  (As amended January 23, 1979.)

Section 7.  The Board of Directors shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), as shall be determined from time to time as herein provided.  Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.  The number of directors to be elected at any annual meeting of stockholders shall, except as otherwise provided herein, be the number fixed in the latest resolution of the Board of Directors adopted pursuant to the authority contained in the next succeeding sentence and not subsequently rescinded.  The Board of Directors shall have power from time to time and at any time when the stockholders are not assembled as such in an annual or special meeting, by resolution adopted by a majority of the directors then in office, or such greater number required by law, to fix, within the limits prescribed by this Section 7, the number of directors of the Company.  If the number of directors is increased, the additional directors may, to the extent permitted by law, be elected by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, such additional directors shall be elected at such annual meeting.  If the number of directors is decreased, then to the extent that the decrease does not exceed the number of vacancies in the Board then existing, such resolution may provide that it shall become effective forthwith, and to the extent that the decrease exceeds such number of vacancies such resolution shall provide that it shall not become effective until the next election of directors by the stockholders.  If the Board of Directors shall fail to adopt a resolution which fixes initially the number of directors, the number of directors shall be twelve (12).  If, after the number of directors shall have been fixed by such resolution, such resolution shall cease to be in effect other than by being superseded by another such resolution, or it shall become necessary that the number of directors be fixed by these By-Laws, the number of directors shall be that number specified in the latest of such resolutions, whether or not such resolution continues in effect.  (As amended April 23, 1997.)

Section 8.  Vacancies in the Board of Directors may be filled by the Board at any meeting.

Section 9.  Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the Executive Committee, the Chairman of the Board,  the President or the Presiding Director and the Secretary or officer performing his duties shall give reasonable notice of all meetings of directors; provided, that a meeting may be held without notice immediately after the annual election at the same place, and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting.  The number of directors necessary to constitute a quorum for the transaction of business shall be any number, which may be less than a majority of the Board but not less than one-third of its number, duly assembled at a meeting of such directors.  Any one or more members of the Board or of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means constitutes presence in person at a meeting.  (As amended December 10, 2003.)

Section 10.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate among its members an Executive Committee and one or more other committees, each consisting of three (3) or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board.  However, no such committee shall have authority as to any of the following matters:

(a) The submission to shareholders of any action as to which shareholders' authorization is required by law;

(b) The filling of vacancies in the Board of Directors or in any committee;

(c) The fixing of compensation of any director for serving on the Board or on any committee;

(d) The amendment or repeal of these By-Laws or the adoption of new By-Laws; or

(e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee (provided that no such decrease shall reduce the number of members to less than three), to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.  Each committee may make such rules for the conduct of its business as it may deem necessary.  A majority of the members of a committee shall constitute a quorum.

The Board of Directors shall also have the power to designate or appoint at any time and from time to time one or more individuals who have acquired as a former director or officer of the Company substantial experience with the Company's affairs as an Honorary Director, such individual or individuals to meet with the Board of Directors, or certain of the directors, at the invitation of the Chairman of the Board, from time to time for the purpose of rendering advice to the Board of Directors or such directors with respect to the Company's affairs for such compensation as shall be payable to directors of the Company who are not serving, at the time in question, as officers or employees of the Company or of American Electric Power Service Corporation; provided, however, that under no circumstances shall such individual or individuals be authorized or empowered to participate in the management or direction of the affairs of the Company or to perform the functions of a director or officer of the Company (as each such term is defined by the provisions of Rule 70 promulgated by the Securities and Exchange Commission under the provisions of Section 17(c) of the Public Utility Holding Company Act of 1935, as such definition shall be in effect at any time in question) or any similar function.  (As amended April 26, 1978.)

Section 11.  The Board of Directors, as soon as may be after the election each year, shall appoint one of their number Chairman of the Board and one of their number President of the Company, and shall appoint one or more Vice Presidents, a Secretary and a Treasurer, and from time to time shall appoint such other officers as they deem proper.  The same person may be appointed to more than one office.  (As amended January 23, 1979.)

Section 12.  The term of office of all officers shall be one year, or until their respective successors are elected but any officer may be removed from office at any time by the Board of Directors, unless otherwise agreed by agreement in writing duly authorized by the Board of Directors.  (As amended December 15, 2003.)

Section 13.  The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors or the Executive Committee.

Section 14.  The shares of stock of the Company shall be represented by a certificate or shall be uncertificated shares as provided for under New York law.  Shares in the capital stock of the Company shall be transferred or assigned on the books of the Company only upon (i) surrender to the Company or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require in the case of shares evidenced by a certificate or certificates or (ii) receipt of transfer instructions from the registered owner of uncertificated shares reasonably acceptable to the Company and its agents.  (As amended December 12, 2007.)

Section 15.  To the fullest extent permitted by law, the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to this Section 15; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

In any case in which a director, officer or employee of the Company (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above.  Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.  Such determination shall be made:

(a) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or

(b) if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the stockholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above.  Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

To the fullest extent permitted by law, the Company shall promptly advance to any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, expenses incurred in defending such actions or proceedings, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above.

The foregoing provisions of this Section 15 shall be deemed to be a contract between the Company and each director, officer or employee of the Company, or its subsidiaries or affiliates, and any modification or repeal of this Section 15 or such provisions of the New York Business Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 15 shall not be deemed exclusive of any other rights to which any director, officer or employee of the Company may now be or hereafter become entitled apart from this Section 15, under any applicable law including the New York Business Corporation Law.  Irrespective of the provisions of this Section 15, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the New York Business Corporation Law at the time in effect, whether on account of past or future actions or transactions.  Notwithstanding the foregoing, the Company shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the Company or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the New York Business Corporation Law.

As used in this Section 15, the term "employee" shall include, without limitation, any employee, including any professionally licensed employee, of the Company.  Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Company who is acting on behalf of the Company.

The indemnification provided by this Section 15 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the Company or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

If any action with respect to indemnification of directors or officers is taken by way of amendment to these By-Laws, resolution of the Board of Directors, or by agreement, then the Company shall give such notice to the stockholders as is required by law.

The Company may purchase and maintain insurance on behalf of any person described in this Section 15 against any liability which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 15 or otherwise.

If any provision of this Section 15 shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

The provisions of this Section 15 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.  (As amended October 29, 1986.)

Section 16.  These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change; provided, however, that the provisions of Section 7 relating to the number of directors constituting the Board of Directors may be amended only by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of this Section 16 may be amended or added to only by the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further, in the event of any such amendment or addition pursuant to vote by the stockholders of the Company, that such amendment or addition, or a summary thereof, shall have been set forth or referred to in the notice of such meeting.  (As renumbered and amended October 29, 1986.)